Exhibit 1.01

AMENDMENT TO TRANSACTION AGREEMENT

This AMENDMENT (the “Amendment”), dated as of April 28, 2009, to the Transaction Agreement, dated as of September 22, 2008 (the “Agreement”), among Iridium Holdings LLC, a Delaware limited liability company (the “Company”), GHL Acquisition Corp., a Delaware corporation (“Parent”), and the Sellers’ Committee (as defined in the Agreement).

W I T N E S S E T H:

WHEREAS, Section 12.02 of the Agreement permits the parties to amend the Agreement by an instrument in writing and signed by Parent, the Company and the Sellers’ Committee; and

WHEREAS, the parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

ARTICLE 2

AMENDMENT TO AGREEMENT

Section 2.01. Amendment to Section 1.01 of the Agreement. The definition of “Aggregate Stock Consideration” shall be amended and restated as follows:

“Aggregate Stock Consideration” means (i) with respect to the Sellers (other than the Greenhill Noteholder), 29,443,500 shares of Parent Stock and (ii) with respect to the Greenhill Noteholder, assuming the Convertible Note has been issued prior to the Closing and is being converted in connection therewith, 1,946,500 shares of Parent Stock in accordance with Section 6.08.

Section 2.02. Amendment to Section 2.04(a) of the Agreement. Section 2.04(a) of the Agreement is hereby amended by deleting “$30 million” and replacing it with “$25.5 million”.

Section 2.03. Amendment to Section 6.08. Section 6.08 of the Agreement is hereby amended by deleting “27.2866” and replacing it with “23.1936”.

Section 2.04. Amendment to Section 11.01(b). Section 11.01(b) of the Agreement is hereby amended by deleting “June 29, 2009” and replacing it with “75 days from April 28, 2009”, in both instances.

Section 2.05. Amendment to Exhibit A. Exhibit A to the Agreement is hereby deleted in its entirety and shall be replaced by Exhibit A attached hereto.  Notwithstanding the forgoing, Parent shall not unreasonably object to any amended Exhibit A delivered by the Sellers’ Committee at least 20 Business Days prior to the Closing Date, if such amended Exhibit A is not adverse to Parent, does not contemplate any change to the Aggregate Cash Consideration or the Aggregate Stock Consideration and does not create any risk of delay to the transactions contemplated under the Agreement.

Section 2.06. Amendment to Schedule 7.01 of the Parent Disclosure Schedules. Schedule 7.01 of the Parent Disclosure Schedules is hereby amended by deleting Item 1 in its entirety and replacing it with “None”.

Section 2.07. Amendment to Schedule 8.06(a) of the Company Disclosure Schedules. Schedule 8.06(a) is hereby amended by deleting “Admiral Dennis Blair” and replacing it with “An individual to be named by Baralonco N.V. prior to Closing (who shall be reasonably satisfactory to Parent).”

Section 2.08. Continuing Effect; No Other Waivers or Amendments. Except as modified by this Amendment, the Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain unchanged and in full force and effect.

Section 2.09. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

Section 2.10. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IRIDIUM HOLDINGS LLC

By:	/s/ Daniel A. Colussy
	Name:	Daniel A. Colussy
	Title:	Chairman

GHL ACQUISITION CORP.

By:	/s/ Scott L. Bok
	Name:	Scott L. Bok
	Title:	Chairman & Chief Executive Officer

SELLERS’ COMMITTEE

By:	/s/ Steven B. Pfeiffer
	Name:	Steven B. Pfeiffer
	Title:	Baralonco Representative

By:	/s/ Terry L. Jones
	Name:	Terry L. Jones
	Title:	Syncom Representative

[Signature Page to Amendment]